EXHIBIT 16.1

August 17, 2005

Office of Chief Accountant

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

Dear Sirs/Madams:

We have received a copy of and have reviewed Item 4 of Form 8-K dated August 17, 2005, of Empire Energy Corporation International. We agree with the disclosures contained therein that pertain to us, and have no basis to agree or disagree with the other statements.

Yours truly,

/s/ Malone & Baily, PC

Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas